As filed with the Securities and Exchange Commission on July 29, 2010

Registration No. 333-163439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY CATALOGS ONLINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	5961	26-4170100
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

6365 N.W. 6th Way, Suite 140

Fort Lauderdale, FL 33309

(954) 903-9373

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly L. Graus, Esq.

4949 SR 64 E, #141

Bradenton, Florida 34208

(941) 747-5290

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .  .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.001 per share, for sale by Our Company	2,500,000	$0.20	$500,000.00	$27.90
Selling Shareholders – Common Stock	775,000	$0.20	$155,000.00	$8.65

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MY CATALOGS ONLINE, INC.

3,275,000 Shares of Common Stock

This prospectus will also allow us to issue up to 2,500,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. This prospectus will also allow 5 selling shareholders to sell 775,000 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	0.20	0.20	0.02	0.18	0.00
Per Share (Selling Shareholders)	0.20	0.00	0.00	0.00	0.20
Total	$655,000	$500,000	$65,500	$434,500	$155,000

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2) Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July ____ , 2010.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	11
Use of Proceeds	11
Capitalization	12
Dilution	12
Market for Common Equity and Related Stockholder Matters	13
Description of Business and Property	13
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Our Management	22
Security Ownership of Certain Beneficial Owners and Management	24
Certain Relationships and Related Party Transactions	25
Description of Capital Stock	25
Selling Stockholders	27
Plan of Distribution	28
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	31
Legal Opinion	32
Experts	32
Interests of Named Experts and Counsel	32
Additional Information	32
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	F-2
Part II – Information Not Required in Prospectus	II-1
Signatures	II-4

Unless otherwise specified, the information in this prospectus is set forth as of July ____ , 2010, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to My Catalogs Online, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

My Catalogs Online, Inc., formed in January 2009, is an internet-based technology company headquartered in Fort Lauderdale, FL. We are in the business of cataloging the Internet, and own more 1,600 domain names. We currently have fourteen (14) websites currently up and running, providing extensive search criteria for our customers, who can utilize our websites to Shop, Get Information, find Services, and enjoy Entertainment all in one place.

Some of the Company’s websites that are up and running, include MyCatalogsOnline.com, MyAmazonCatalog.com and MyChristmasCatalog.com, which allow customers to easily and conveniently select products in an easy to use, format on the Internet. By selecting the “categories” of goods and services available to them, through “MyCatalogsOnline.com” the customer now can optimize the time spent looking for the goods or services individually. The Company owns more than 1,600 individual names of categories all containing the name specific “My” and “Catalog” in each of its category names. By narrowing the search, and grouping the individual retailers together in one location, the customer will have the immediate opportunity to view related goods or services in a particular category at one convenient web site.

The Company’s revenues are expected to be derived primarily from vendors who pay the Company every time a customer that is directed to their site by the Company’s websites purchases that vendor’s product, and from website development services, advertising revenues, data sales and catalog conversion services. The Company currently generates revenues from its active websites and the Company’s business plan calls for additional websites to be rolled out throughout the coming year. The Company also currently generates revenues from website development services. The Company has suffered operating losses since its inception, primarily as a result of start up costs including market research, test and development of fourteen (14) websites to date.

The company’s shares currently are not traded on any market or exchange which may severely limit the liquidity of shares purchased hereunder. The company is registering 600,000 shares in this offering on behalf of two of our affiliates, Jerrold D. Burden and Ronald Teblum, and these individuals will continue to own the majority of the company’s registered shares after the offering, allowing them to control the company.

Our executive offices are located at 6365 N.W. 6th Way, Suite 140, Fort Lauderdale, FL 33309. Our telephone number is (954) 903-9373.

The Offering

This prospectus covers up to 2,500,000 shares to be issued and sold by the company at a price of $0.20 per share in a direct public offering and 775,000 shares held by selling shareholders to be sold at $0.20 per share.

ABOUT THIS OFFERING

Securities Being Offered

Up to 2,500,000 shares of common stock of My Catalogs Online, Inc. to be sold by the company at a price of $0.20 per share and 775,000 shares of common stock of My Catalogs Online, Inc. to be sold by selling shareholders at a price of $0.20 per share.

Initial Offering Price	The company will sell up to 2,500,000 shares at a price of $0.20 per share and the selling shareholders will sell up to 775,000 shares at a price of $0.20 per share.

Terms of the Offering

The company will offer and sell the shares of its common stock at a price of $0.20 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.20 per share.

Termination of the Offering

The offering will conclude when the company has sold all of the 2,500,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

We will not commence seeking a market for our common stock until the registration statement has cleared all comments from the Securities and Exchange Commission. Management intends to request a market maker to file a Form 211 to be approved for trading on the NASDAQ Over the Counter OTC:BB. The company is not permitted to file a form 211 with the OTC:BB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security on the Exchange.

There currently is no trading market for our common stock. The Company has not applied for a listing on any exchanges including Pinksheets.com. Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in January 2009 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially through our websites and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($342,616) as of March 31, 2010 and we expect to continue to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2010 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our sites.

We do not possess all of the resources necessary to develop and commercialize sites and related products on a mass scale. Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize current and future sites and products.

Collaborations may allow us to:

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generate cash flow and revenue;

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offset some of the costs associated with our internal development; and

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successfully commercialize site and product candidates.

If we need, but do not find appropriate affiliate arrangements, our ability to develop and commercialize sites and products could be adversely affected. Even if we are able to find collaborative partners, the overall success of the development and commercialization of sites and affiliate products will depend largely on the efforts of other parties and is beyond our control. In addition, in the event we pursue our commercialization strategy through collaboration, there are a variety of attendant technical, business and legal risks, including:

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a development partner would likely gain access to our proprietary information, potentially enabling the partner to develop sites and affiliate products without us or design around our intellectual property;

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we may not be able to control the amount and timing of resources that our collaborators may be willing or able to devote to the development or commercialization of our sites and affiliate products, or to their marketing and distribution; and

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disputes may arise between us and our collaborators that result in the delay or termination of the development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts our management’s resources.

The occurrence of any of the above risks could impair our ability to generate revenues and harm our business and financial condition.

We expect to rely on third parties to manufacture or distribute the products sold and our business will suffer if they do not perform.

We do not expect to manufacture or distribute any of the products sold on our sites and third party contractors will provide manufacturing services. If these contractors/providers do not operate in accordance with regulatory requirements and quality standards, our business will suffer. We expect to sell products and services that are provided by outside sole suppliers. The qualification of additional or replacement vendors is time consuming and costly. If a supplier has significant problems supplying our products, our sales and revenues will be hurt until we find a new source of supply.

We rely on third parties to support our My Catalogs Online sites, and our business will suffer if they do not provide adequate support.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support My Catalogs Online sites. The database and server infrastructure is outsourced to a company designed to provide these specific services. The facility consists of a data center equipped with raised floors, backup power generation, proper cooling, network bandwidth and security, to support the infrastructure required to handle Internet traffic flow. If they do not provide the level of services and support necessary our business will suffer.

We may not be successful at marketing our sites or the underlying products.

We may not be able to market the sites or the underlying products and any financial or research efforts we exert to develop, commercialize or promote such sites and products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The Internet and catalog industries are intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our sites may not be competitive with other technologies. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Our sites may be displaced by newer technology.

The Internet and catalog industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

Risks Relating to our Stock

The Offering price of $0.20 per share is arbitrary.

The Offering price of $0.20 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline.

During 2009, we completed financings in which we issued common stock to certain private investors. The terms of these transactions require that we file registration statements with the Securities and Exchange Commission under which the investors may resell to the public common stock acquired in these transactions.

The selling stockholders under these registration statements may sell none, some, or all of the shares of common stock acquired from us. We have no way of knowing whether or when the selling stockholders will sell the shares covered by these registration statements. Depending upon market liquidity at the time, a sale of shares covered by these registration statements at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under these registration statements, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

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variations in our quarterly operating results;

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changes in general economic conditions and in the pet healthcare industry;

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changes in market valuations of similar companies;

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announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

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loss of a major customer, partner or joint venture participant; and

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the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The securities and exchange commission has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, rule 15g-9 require:

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that a broker or dealer approve a person’s account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Jerrold D. Burden, Chairman beneficially owns 81.1% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

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the ability of the company to offer and sell the shares of common stock offered hereby;

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the integration of multiple technologies and programs;

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the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

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changes in existing and potential relationships with collaborative partners;

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the ability to retain certain members of management;

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our expectations regarding general and administrative expenses;

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our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

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other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 2,500,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

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working capital;

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research and development activities;

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 capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	625,000	1,250,000	1,875,000	2,500,000

Gross Proceeds	$125,000	$250,000	$375,000	$500,000
Less: Offering Expenses*	$28,000	$40,500	$53,000	$65,500
Less: Other Expenses**	$15,237	$15,237	$15,237	$15,237

Net Proceeds to the Company	$81,763	$194,263	$306,763	$419,263

Use of Proceeds:
Legal & Accounting	$5,263	$5,263	$5,263	$5,263
General Operational Expenses	$24,000	$24,000	$35,000	$35,000
Production & Development	$32,500	$35,000	$82,500	$100,000
Administrative Cost	$10,000	$44,000	$64,000	$104,000
IT Infrastructure (hardware/software)	$0	$11,000	$20,000	$25,000
Advertising & Promotion	$10,000	$60,000	$80,000	$120,000
Marketing/Sales Team	$0	$15,000	$20,000	$30,000

Total	$81,763	$194,263	$306,763	$419,263

* Offering Expenses $0.02/share

** Estimated expenses including legal, accounting and miscellaneous fees as described in Item 13.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009 and March 31, 2010 and Pro Forma Capitalization as of March 31, 2010 under various offering scenarios based on net proceeds to the company as follows:

			Pro Forma Capitalization at March 31, 2010
	September 30, 2009	March 31, 2010	$500,000 Offering (100%)	$375,000 Offering (75%)	$250,000 Offering (50%)	$125,000 Offering (25%)
Current liabilities	$189,259	$306,213	$306,213	$306,213	$306,213	$306,213

Stockholder’s deficit:

Common stock	12,150	12,325	14,825	14,200	13,575	12,950
Additional paid-in capital	29,850	47,175	463,938	352,063	240,188	128,313
Accumulated deficit	(198,785)	(342,616)	(342,616)	(342,616)	(342,616)	(342,616)
Stock subscription receivable	(10,000)	-	-	-	-	-
Total stockholders’ (deficit)	(166,785)	(283,116)	136,147	23,647	(88,853)	(201,353)

Total capitalization	$22,474	$23,097	$442,360	$329,860	$217,360	$104,860

DILUTION

The negative net tangible book value of our company as of March 31, 2010 was ($303,155) or ($0.02) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 31, 2010.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.20 per share.

We are registering 2,500,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.20 per share, less potential underwriting discount or commissions equal to ten percent (10%) (which includes the offering expense in the sale of all private stock) and estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of March 31, 2010, is illustrated in the following table:

	$500,000 Offering (100%)	$375,000 Offering (75%)	$250,000 Offering (50%)	$125,000 Offering (25%)
Number of current shares held	12,325,000	12,325,000	12,325,000	12,325,000
Number of new shares issued	2,500,000	1,875,000	1,250,000	625,000
Total number of new shares held	14,825,000	14,200,000	13,575,000	12,950,000

Net tangible book value before this offering	($303,155)	($303,155)	($303,155)	($303,155)
Net proceeds to the company	$419,263	$306,763	$194,263	$81,763
Net tangible book value after this offering	$116,108	$3,608	($108,892)	($221,392) )

Assumed public offering price per share	$0.20	$0.20	$0.20	$0.20
Net tangible book value per share before this offering	($0.02)	($0.02)	($0.02)	($0.02)
Increase attributable to new investors	$0.03	$0.02	$0.02	$0.01
Net tangible book value per share after this offering	$0.01	$0.00	($0.01)	($0.02)
Dilution per share to new stockholders	$0.19	$0.20	$0.21	$0.22

Current Shareholders % after offering	83.10%	86.80%	90.80%	95.20%
Purchasers % after offering	16.90%	13.20%	9.20%	4.80%
Current Shareholders Capital Contribution	$59,500	$59,500	$59,500	$59,500
Purchasers Capital Contribution	$500,000	$375,000	$250,000	$125,000
Purchasers % of Capital Contribution	89%	86%	81%	68%

Control

The issuer is registering 600,000 shares of common stock that is collectively held by two of the issuers affiliates, Jerrold D. Burden and Ronald Teblum. These individuals will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of July 20, , 2010, the Company has eight (8) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

My Catalogs Online, Inc. formed in January 2009, is an internet-based technology company headquartered in Fort Lauderdale, FL. We are cataloging the Internet and currently have over 1,600 domain names. Management believes that its “My Catalog” sites offer our users an experience like no other, with the ability to: Shop, Get Information, find Services, and enjoy Entertainment all in one place.

MyCatalogsOnline.com is a website that allows customers to easily and conveniently select products by selecting individual categories of goods and services. Through “MyCatalogsOnline.com,” the customer optimizes the time spent looking for the goods or services individually. The company owns more than 1,600 individual names of categories all containing the name specific “My” and “Catalog” in each of its category names. By narrowing the search, and grouping the individual retailers together in one location, the customer will have the immediate opportunity to view related goods or services in a particular category at one convenient web site.

Mission

It is the mission of My Catalogs Online, Inc. to categorize the massive amount of data across the internet, by cataloging the information into various categories for shopping, information and services utilizing our 1,600+ domain names and TheBigBuzz.com , a social network to provide a user experience that is versatile and easy to use, thus simplifying the search for all ages, interests and income levels.

Company Overview

The company was founded out of the experience of a father trying to shop the internet at Christmas for his young children in 2008, who was frustrated and unable to find what he was looking for. Hence, the signature site, “MyChristmasCatalog.com”, was purchased and the company was born. My Catalogs Online, Inc. formed in January 2009, is an Internet-based technology company headquartered in Fort Lauderdale, FL. Our company owns over 1,600 domains names, with a majority of these names starting with the words “My” and ending with the words “Catalog(s).” With 1,600 domain names, fourteen (14) of which have already been developed into operating, potentially revenue generating websites, and many more in the process of being rolled out, the exposure level to the Company is anticipated to be greatly enhanced over the coming twelve months. Online customers seeking a particular product or service have the ability to go to a “Category” to provide them with a wide array of vendors or products offered in that particular line. For example, a customer looking for jewelry would go to “MyJewelryCatalog.com” to find top retailers offering those products. Less expensive groups of retailers would be offered as well. This would give the online customer the ability to cross reference the products they desire by vendor, price and quality.

Products and Services

Catalog Websites

MyCatalogsOnline.com. serves as the hub or portal for the master search engine for different categories of products and merchants. The intent of this site, along with the potential to add over 1,600 specialty sites, is to catalog the internet based on various categories while providing every user the ease and convenience of a one stop shopping source. As websites are brought online, each of these potential 1,600 specialty websites will interlink with each other acting together with our main hub (MyCatalogsOnline.com) to provide the customer with an easy to locate information source, all in one location, rather than necessitating a long and potentially confusing internet search.

Currently the Company has the following websites up and running through which revenue can be generated:

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TheBigBuzz.com

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MyCatalogsOnline.com

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MyValentineCatalog.com

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MyEasterCatalog.com

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MyChristmasCatalog.com

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MyAmazonCatalog.com

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MyElectronicsCatalog.com

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MyToysCatalog.com

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GoGreenCatalogs.com

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MyChristmasGift.com

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MyJewelryCatalog.com

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MyGiftCatalog.com

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MyFathersdaycatalog.com

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MyMothersdaycatalog.com

Revenue is expected to be derived from vendors when a user clicks on a vendor product or logo and the user purchases a product from that Vendors website. Once a purchase is confirmed, My Catalogs Online, Inc. receives a commission ranging between 4% and 22% of the sale, based on the product and the Vendor. Each vendor has a different fee structure (known as “affiliate fees”) and those affiliate fees are determined by the individual vendor. Currently, we have affiliate relationships with over 1,000 different vendors. These vendors are managed by large affiliate groups such as Amazon, Commission Junction, Share-a- Sale, LinkShare and Google affiliate network. These affiliate groups are responsible for paying our commission.

The Company plans on utilizing search engine optimization (SEO) to allow for higher ranking of its websites on the search engines. The Company also plans to work closely with vendors to obtain a higher commission on some of their specific products by listing or featuring them on the front page of the individual websites. The Company is currently working on developing the following website templates, which are expected to be rolled out during 2010. The Company reserves the right to alter or amend its development schedule, dependent upon the state of the economy, the amount of funds received from the offering, and consumer interests.

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MyComputerCatalogs.com

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MyBooksCatalog.com

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MyFlowersCatalog.com

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MyPetsCatalogs.com

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MyPerfumesCatalog.com

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MyDesignerCatalog.com

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MyFitnessCatalog.com

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MyCosmeticsCatalog.com

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MyTravelCatalogs.com

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MyShoesCatalog.com

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MySportsCatalog.com

Of the remaining domain names that the Company owns and intends on developing in the future, the Company does not have a schedule of development, but rather will rely on market forces to dictate which websites the Company’s management believes will have the highest likelihood of success. For example, as the economy changes, the Company may elect to roll out web-sites that are focused on money savings products and ideas rather than those focused on high-end merchandize. The ability of the Company to react to customer’s changing needs and desires is what the Company deems to be one of its strongest attributes.

Green Initiative

The Company also has a strong “GoGreen” initiative and is supporting the movement from print to digital media, through its flip-book conversion technology. The flip book conversion technology allows the conversion of print to digital media in a format that mimics pages of a printed catalog. This technology is useful in helping companies eliminate the massive waste associated with the printing of unwanted and unnecessary catalogs that are currently mailed out by the millions to households. In today’s world, companies are looking for ways to save money and to be environmentally aware of preserving resources. Currently, no existing contracts or agreements are in place, however the company intends to market this initiative and has developed a custom conversion tool to assist its customers in the conversion from print to digital media.

Social Shopping Network

TheBigBuzz.com is designed to be a social shopping network, driving traffic and obtaining user profile data, while offering users an interactive shopping experience of the latest trends, red carpet fashions, trendsetters and best dressed competitive environment to keep them coming back.

Keys to Success

Support from Microsoft

My Catalogs Online, Inc. was one of the first companies to be selected as a Microsoft BizSpark Partner. This program was developed by Microsoft to help start-up companies less than 3 years old, such as ours. BizSpark is an innovative global program designed to unite Startups and resources to support them into a single community. BizSpark is uniquely designed to help Startups engaged in software development, by offering Software, Support and Visibility. This program has no cost attached to it, but you can only be on the program for three (3) years. The Company has been on the program for one (1) year and intends to continue the relationship for the full three (3) years available. More information on this program is available at http://www.microsoft.com/BizSpark/.

Business Model

The business model projects revenue from five primary streams as follows: affiliate marketing commissions, website development services, advertising, and infomediary data, and catalog conversion further defined below:

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Affiliate Marketing: By bringing buyers and sellers together to facilitate transactions, affiliate partner commissions are paid by online merchants. When a customer clicks on an image of a product they wish to purchase, the order will be processed by the "affiliate” partner that then handles fulfillment of the customer‘s order. In other words, MyCatalogsOnline.com does not stock or ship any product that is purchased. The customers orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. This Model is currently in use by the Company.

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Website Development Services: As the Company continues to develop its core business, the company leverages its expertise and team of design and development resources, to build and optimize websites for other Companies, generating additional revenues. This model is currently in use by the Company.

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Advertising Model: Charging companies to advertise their products to our site visitors, by means such as banner advertising, email campaigns and text message marketing. This Model is not currently being used by the Company at this time, but is under consideration and being marketed at this time.

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Infomediary Model: Selling data collected from site users, including product preferences, to companies that wish to understand a market better. Data will be derived from TheBigBuzz.com social shopping site, and MyCatalog user shopping and browsing behavior. This Model is not currently being used by the Company at this time, but is under consideration.

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Catalog Conversion: Through the Company’s Green initiative mentioned previously, the Company intends to utilize its custom conversion tool to assist its customers in the conversion from print to digital media for a fee. This Model is not currently being used by the Company at this time, but is under consideration.

Infrastructure Platform

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support My Catalogs Online sites. The database and server infrastructure is outsourced to GoDaddy.com, ( www.godaddy.com ). The company has an agreement with GoDaddy.com that provides for payments to them based upon current usage rate of approximately $300 per month. GoDaddy.com’s facility consists of a data center equipped with raised floors, backup power generation, proper cooling, network bandwith and security, to support the infrastructure required to handle internet traffic flow. Redundant backups are necessary and are used by GoDaddy.com to ensure network reliability and continual user access.

Competition

My Catalogs Online is striving to establish itself as a brand name to carve a niche in the internet shopping market based upon its ability to offer a smaller number of search results, more specifically targeted to what the consumer is looking for. We believe that the categorization of any large grouping of consumer products will greatly assist the online customer to more clearly define an area of interest, resulting in greater customer satisfaction, higher rate of acquisition and return customers.

The principal competitive challenges faced by the Company lay in the name recognition of the eBay’s, Amazons and Overstocks’ of the internet sales world. Our biggest challenge is ranking, which is the ability to come up within the first three pages of suggested websites on search engines, and gaining name recognition in the marketplace.

Marketing Strategy

My Catalogs Online marketing strategy is designed to allow the Company to concentrate its resources on the greatest opportunities to increase sales and achieve a sustainable competitive advantage. For example, My Catalogs Online intends to tailor the roll-out of individual sites, and to promote already operational sites, to correspond with perceived changes in consumers buying habits, the economy in general and specific Holidays and events. The company’s marketing plan is tailored to assist with this flexibility. If a site is not productive enough, or if the consumer’s buying habits have shifted as a result of the economy, the Company’s ability to tailor its websites to the changing environment should allow it to maximize its market share and related revenues.

To date, the company has utilized the marketing strategies defined below:

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Starting November 16, 2009 and continuing through December 15, 2009, MyChristmasCatalog.com was promoted on-air through Cable network television throughout South Florida and Seattle, Washington. The objective of this advertising campaign was to make shoppers aware of our Christmas site so they would do their 2009 Christmas shopping on mychristmascatalog.com The commercial was filled with music and screen captures of our website. On November 16, 2009, a news interview with Ron Teblum, President of the Company, and Jeff Barnes, Principal Architect of Microsoft, which aired on MSN network Channel 9. The interview focused on how our development team utilized Microsoft’s Multimedia Silverlight technology on MyChristmascatalog.com and what advantages or disadvantages this technology had.

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Digital Banner Advertising on major highways and intersections. From mid-November 2009 to the second week in December, 2009 a digital billboard was used to advertise the Company’s MyChristmasCatlogs.com site. The digital billboard was located on I-95 in between Ft. Lauderdale and Miami at Hollandale Boulevard. The Billboard was a full size digital billboard – advertising 3-4 companies on the board – with our advertisement running for 8 seconds, every 28 seconds, 24 hours day. The ad was very simple and had a picture of Santa with bright letters “Go to MyChristmasCatalogs.com” for your shopping needs.

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During the last two weeks of November, 2009, My Catalogs Online initiated a press release strategy to announce the launch of MyChristmasCatalogs.com website. The release was picked up by over 800 media sources throughout the United States. Internet social networking through Twitter and Facebook. The objective is to use these social networking sites to let our customers know of new catalog websites and product discounts.

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The Company is optimistic that these marketing tools are a step in the right direction towards establishing brand recognition. Management continues to refine its marketing plan and budget requirements on an on-going basis. Additional marketing initiatives will be considered as and when new sites are rolled out and/or if management determines existing sites need alternative methods to increase traffic and sales. Going forward, the company continues to explore the various possibilities outlined below, but has no third party agreements in place at this time.

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Search Engine Optimization. My Catalogs Online intends to utilize several marketing channels to promote traffic on its websites. Initially marketing efforts will focus primarily on search engine marketing. My Catalogs Online intends to achieve exposure through various search engines (e.g. Google, Yahoo, etc.). My Catalogs Online will also be continuously updating its own website pages for future marketing purposes in order to add new providers in the retail industry.

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Billboards and Storefront Windows. Through billboards and storefront windows, My Catalogs Online can advertise and promote is brand name web-sites. Because the domain names are fairly self-explanatory, management believes that simply increasing the exposure to the public will help it build its brand awareness.

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Emailing Messaging Campaign. An Email Messaging Campaign would consist of a targeted email campaign to users who have opted in and confirmed that their email address and information are correct and valid. In addition, the data would be scrubbed on a monthly basis to remove un-deliverables. Recipients can be targeted by geographic location and through over 700 separate lifestyle and demographic selections.

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Text Messaging Campaign. A text messaging campaign would likely consist of campaign broadcasting to “opted -in” mobile records matching certain request criteria. Tracking reports would be provided to management to show basic information such as total sent, total delivered, opt-outs and more.

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Postal Mail Marketing. The Company is seeking to work with the largest catalog distributor in the United States to obtain the mailing addresses of over 18 million residences that receive catalogs.

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  Social Networking Sites (i.e. Facebook, Twitter). My Catalogs Online intends to utilize the social networking sites, such as Facebook, Twitter and MySpace, as a vehicle for ongoing promotions of the company by utilizing various ad placement capabilities through Facebook, Google and Microsoft Ad Center.

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Video News Releases. My Catalogs Online is looking to obtain broadcast access across over 287 local news media broadcast affiliate stations during the 6:00pm and 11:00 pm news.

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YouTube. My Catalogs Online is looking into its ability to be broadcast as a trailer in front of 275 of the top viewed, non-copyrighted YouTube videos. My Catalogs Online is preparing a seven to eleven second videomercial for YouTube.

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Press Releases & Investor Relations. Every launch of a new site, will warrant a press release. Constant press is intended to drive exposure out to the community.

Employees

As of July 20, 2010 we had seven (7) employees, including management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 6365 N.W. 6th Way, Suite 140, Fort Lauderdale, Florida, as our principal offices for $500 per month, under a written Sublease Agreement executed April 1, 2009. The lease term is month to month. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

Change in Registrants Certifying Accountant

(a) Resignation of Kramer Wesiman and Associates, LLP

On May 13, 2010, the Company’s independent registered public accounting firm, Kramer Weisman and Associates, LLP. (“Kramer Weisman”), resigned.

Kramer Weisman audited the Company’s financial statements for the period from inception (January 26, 2009) to September 30, 2009. The report of Kramer Weisman on the financial statements for the fiscal year ended September 30, 2009, did not contain an adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern.

At no time during the period that Kramer Weisman was the Company's certifying accountants were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Kramer Weisman, would have caused Kramer Weisman to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The Company provided Kramer Weisman with a copy of this S-1, and all amendments thereto, including this S-1/A3 prior to its filing with the Securities and Exchange Commission and requested that Kramer Weisman furnish a letter addressed to the Commission stating whether or not Kramer Weisman agrees with the statements noted above. A copy of such letters responding to that request, dated June 30, 2010, are attached as Exhibit 16.1 to this S-1/A-4.

(b) Engagement of Salberg & Company, P.A.

On May 24, 2010 (the "Engagement Date"), the Registrant's Board of Directors approved the appointment of Salberg & Company, P.A. ,as the Registrant's independent registered public accounting firm. During the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Registrant nor anyone on its behalf consulted the Salberg & Company, P.A. regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of September 30, 2009 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

During the coming year, the Company intends to continue the roll out of numerous websites and pursue the optimization of its already existing sites. The Company’s currently existing Websites together with the Websites it intends to roll out over the coming year are outlined in the Company’s description of its Products and Services outlined in the Description of Business and Property section commencing on Page 14. The company’s plan of operation is to develop websites in order of priority of demand of product or services at that time, a partial list is provided above in the Products and Services section of this document. As we develop the websites, we are working to enhance our affiliate relationships with vendors and service providers to yield a higher commission per sale.

The Company currently has fourteen (14) websites up and running with the potential to generate revenue. One aspect of the Company’s Plan of Operations is to enhance the productivity of its already existing sites, which it is pursuing through the development of marketing strategies to drive more traffic to the sites and increase the vendors products offered on those sites. A fuller discussion of the marketing efforts underway and under consideration is dealt with in the Marketing Strategy section commencing on Page 16.

The Company derives its revenues from Affiliate Marketing and website development services at the present time. Website development services are provided to third party customers for a fee. Affiliate Marketing is where revenue is derived from a customer on one of our sites who clicks on an image of a product they wish to purchase, the order will then be processed by the "affiliate” partner that then handles fulfillment of the customer‘s order. The customer’s orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. Increasing the commission per sale is a goal of the Company.

One way to increase the commission per sale is to have what is called a “Private Offering” status, which means we have direct communication with the vendor whose products are being sold via our website, which allows for greater commissions through this structure.

The Company also has begun to offer vendors a top priority listing on our initial website in each of the particular categories that we represent, e.g., electronics, toys, books. We have the availability to place up to twelve vendors on the front page of each of our websites in their particular categories. Vendors would pay a fee to be placed on the front page of each of these particular related websites. To date, we have had no Vendors sign up for this advertising; however, we have only recently begun to market it to Vendors.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States in the future. The wide diversification of the domain names related to products and services owned by our Company will determine the direction and the amount of attention given to any one area at any given time depending on the demands of the industry at that time and in the future. The names owned by the Company provide us with a very broad base that should allow us to focus our resources, with very little cost for additional personnel to develop and maintain a particular website applicable to the current demands of consumers.

Liquidity and Capital Resources

As of March 31, 2010, we had $3,058 in current assets, consisting of $3,058 in cash, compared to $3,302 in current assets at September 30, 2009, which consisted of cash of $2,602 and employee advance of $700. Current liabilities at March 31, 2010, totaled $306,213 compared to $189,259 at September 30, 2009. The $306,213 consisted of accrued expenses in the amount of $156,213 and notes payable in the amount of $150,000.

For the six months ended March 31, 2010, the company had net cash used in operating activities of $68,162 compared to $16,769 for the period January 26, 2009 (inception) through March 31, 2009. This was primarily due to the increase in accrued salary promissory notes of $60,000. Cash flows from investing activities were $882 compared to $1,010 for the periods above, respectively, due to the purchase of domain names. Cash provided by financing activities was $69,500 for the six months ended March 31, 2010 compared to $18,100 for the period January 26, 2009 (inception) through March 31, 2009 due to proceeds from notes payable and sales of common stock.

We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 per month for the first 6 months of 2010. Expenses are expected to increase in the second half of 2010 due to a projected need to increase personnel, based upon the projected increase in live websites the company would like to have operational in the second half of 2010.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of new websites over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new websites at a slower pace and/or focus its energies on the refinement of existing sites to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

It is estimated that the expense to the Company of a roll-out of a new Website is approximately $1,200 per site. Refer to page 14, Products and Services, and Pages 16-17, Marketing Strategy for more detailed information. This estimation includes the design and implementation of the new site, together with the basic marketing that the Company would need to engage in for that site. These are estimations only, and would vary dependent upon the site itself and its target market.

The Principals of the Company, Ronald Teblum and Jerrold Burden, have financed the company with their own personal funds to date, and have expressed that they intend to continue to do until such time as the company becomes sufficiently funded or self-supporting.

Fixed expenses are minimal – management has thus far provided a substantial portion of the company’s operating needs, and intends to keep doing so in the future, in the event that funds cannot be obtained through traditional sources.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. If necessary, Management has indicated that it intends to continue to fund shortfalls as needed. In addition, the Company will consider raising additional funds during 2010 through sales of equity, debt and convertible securities, if it is deemed necessary.

My Catalogs Online has no intention in investing in short-term or long-term discretionary financial programs of any kind. The Company has notes payable to officers for $145,000, and $5,000 to unrelated parties. The notes bear interest at 12% per year and are payable on demand. Interest expense accrued on these notes for the period January 26, 2009 (inception) through March 31, 2010 was $13,713.

Results of Operations

We did not generate any revenue from January 26, 2009 (inception) to September 30, 2009. For the period ended September 30, 2009, our expenses were $198,785 compared to $0 in 2008. Expenses consisted of programming and development, salaries, advertising and promotion, interest, computer and internet, office supplies, travel and entertainment, and professional fees. As a result, we have reported a net loss of $198,785 for the period ended September 30, 2009. Our total net loss from inception on January 26, 2009, through September 30, 2009, was $198,785.

Revenues for the three months ended March 31, 2010 were $6,500 and were derived primarily from website development services. For the three months ended March 31, 2010, our expenses were $103,097 compared to $33,391 for the period January 26, 2009 (inception) to March 31, 2009. Expenses consisted of programming and development, salaries, advertising and promotion, interest, computer and internet, office supplies, rent, travel and entertainment, and professional fees. As a result, we have reported a net loss of $96,597 for the three months ended March 31, 2010, compared to a net loss of $33,391 for the period January 26, 2009 (inception) through March 31, 2009.

Revenues for the six months ended March 31, 2010 were $18,160, and were derived primarily from website development services. There were no revenues in the prior year comparative period. For the six months ended March 31, 2010, our expenses were $161,991. Expenses consisted of programming and development, salaries, advertising and promotion, interest, computer and internet, office supplies, rent, travel and entertainment, and professional fees. As a result, we have reported a net loss of $143,831 for the six months ended March 31, 2010.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern. . Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertain t ies in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Jerrold D. Burden	58	Chairman of the Board, Chief Financial Officer, Secretary, Treasurer

Ronald Teblum	50	President & Chief Executive Officer

Dan O’Meara	51	Vice President

Directors, Executive Officers, Promoters and Control Persons

Directors

Jerrold D. Burden

Chairman of the Board, Director, Chief Financial Officer, Treasurer and Secretary

Jerrold D. Burden has served in the above capacities since the inception of the company. Mr. Burden is chiefly responsible for the first stage development of the company and the assembly of the initial team of experts required to launch the Company. Mr Burden has been President of Atomic Guppy, formerly known as XTX Energy since 2005 until August, 2009, when the company Atomic Guppy was acquired by Quamtel. At that time, Mr. Burden resigned as President and devoted full time to the development of MyCatalogsOnline.

Mr. Burden is a Colorado native and has been involved in the development of start-up companies since the mid-1980s. Mr. Burden has been involved in fundraising efforts for public and private companies, as well as selected charities. He has been actively involved in community projects and served as a Director of the Douglas County Economic Development Council. Mr. Burden studied in economics and business while he attended Western State College in Colorado. He is also a veteran of the armed services and was honorably discharged in 1974.

Executive Officers

Ronald Teblum

President & Chief Executive Officer

Ronald Teblum has been President and Chief Executive Officer and President of My Catalogs Online since April, 2009. Prior to that time, from 1985 to present, Mr. Teblum has served as President of Mars Research. Mars Research specializes in both quantitative and qualitative research, providing marketing and research services to a large array of businesses in a broad range of industries ranging from small start-up organizations to Fortune 100 companies. These include internationally-known companies such as Burger King, and state-wide companies such as the Florida Tourism Board. Most recently, the company has worked with Burger King Corporation to develop a cutting edge taste test research facility in South Florida.

Mr. Teblum has served as Chief Architect behind Mars Research’s interactive touch screen and online recruiting survey software used to automate the process for taste test respondents at the Burger King testing facility, including setting up a 50 seat call center for National Opinion Research Services.

Mr. Teblum has devoted a substantial amount of time and resources to the development of My Catalogs Online, which is also located within the marquee building of Mars Research and Marketing.

Mr. Teblum graduated Rutgers University in 1981 with a degree in Accounting. He started at a young age and has continued studies in programming, building computer systems and Windows networks, as well as web development.

Dan O’Meara

VP, Investor Relations

Dan O’Meara has served as Vice President of MyCatalogsOnline since its inception. Mr. O’Meara is the owner of Colorado Franchise of Assist2Sell Real Estate. Mr. O’Meara has been the franchise owner since 2000 until present. Mr. O’Meara dedicates only a portion of his time to the development of MyCatalogsOnline.

Dan O’Meara is a graduate of The Ohio State University with a B.S. and M.S. and the University Of Colorado School Of Law. His law career focused on transactional and financing practice.

Dirk Lewis

Chief Technical Advisor

Mr. Lewis has taken a role in My Catalogs Online, serving as the company’s Chief Technical Advisor. From February 2009 to the present, Mr. Lewis has been Senior Software Developer/Director of Application Development for VideoHooHaa, LLC, where he developed websites for customers through a close collaboration to ensure that the site met their specific business needs and personal tastes.

From 2008 to February 2009, Mr. Lewis was the Senior Software Developer/Director of Application

Development for Proxense where he was a member of a small start up development team focused on the creation of proximity based tracking systems.

From 2006 to 2008, Mr. Lewis was the Senior Software Developer for Crossmatch where he was the lead for a biometrics company that handled the capture of biometric and personal data for government and private agencies.

From 2005 to 2006, Mr. Lewis was the Development Manager Counterspy Consumer Anti-Spyware for Sunbelt Software where he led a team of seven developers who focused on the development and release of cutting -edge anti-spyware applications.

From 2001 to 2004, Mr. Lewis was the Senior Software Architect and Development Lead for Lydian Data Services where he designed, developed and deployed the backend and middle component of a mortgage management system.

Mr. Lewis was in the United States Army from 1983 to 1992, where he was a Flight Team Leader responsible for 8 soldiers and $20 million in aircraft and aircraft support assets and developed application tools to assist Production Control and Quality Control in the daily tracking of aircraft support.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to My Catalogs Online, Inc., Attn: Chief Financial Officer, 6365 N.W. 6 th Way, Suite 140, Fort Lauderdale, FL 33309.

Executive Compensation

Summary Compensation Table . The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified Deferred Compensation earnings	All Other Compensation	Total Compensation
Jerrold D. Burden Chairman of the Board, CFO,	2009	$64,000	0		0	0	0	0	$64,000
Secretary, Treasurer	2008	0	0		0	0	0	0	0

Ronald Teblum	2009	$12,000	0	$12,000**	0	0	0	0	$24,000
President & Chief Executive Officer	2008	0	0	0	0	0	0	0	0

Christina M. Rosario	2009	0	0	$5,000***	0	0	0	0	$5,000
Former Chief Operating Officer	2008	0	0	0	0	0	0	0	0

Dan O ’Meara	2009	0	0	$5,000***	0	0	0	0	$5,000
Vice President	2008	0	0	0	0	0	0	0	0

* Deferred Salary

** Stock issuances for deferred salary incentive

*** Stock issuances for services rendered

Deferred Salary. There are two written deferred salary agreements in place at this time evidenced by promissory notes for accrued salaries through March 31, 2010. Effective April 1, 2010, the officers and directors of the company that were receiving deferred salaries have elected to forgo any further compensation from the company.

Stock Awards .. Stock issuances include incentive for deferred salary and for services rendered, including the formation of the company, development of the business and operating model, market research, general day-to-day operations, investor relations, technology development and oversight, stock was issued to executives of the company as illustrated in the table.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of September 30, 2009.

Compensation of  Directors. We currently have no non-employee directors and two employee directors and no compensation was paid to these directors in the period ended September 30, 2009. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, t he company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of July 20, 2010 , certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Jerrold D. Burden		10,000,000	81.1%
Ron Teblum		2,000,000	16.2%
Dan O’Meara		50,000	0.4%
All Directors and Officers as a Group (3 persons)		12,050,000	97.7%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on July 20, 2010 (12,325,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of My Catalogs Online, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Loans and Advances from Affiliates

Jerrold Burden and Ronald Teblum, both shareholders, personally paid Company expenditures or advanced funds to the Company aggregating $108,000 through September 30, 2009, with $145,000 outstanding as of March 31, 2010. The amount payable to the shareholders at March 31, 2010 is evidenced by Promissory Notes accruing interest at 12% per annum and are payable on demand .. Copies of the Notes are attached as Exhibits to this Filing.

The following table reflects activity related to promissory notes due to shareholders as of and at March 31, 2010:

						Accrued
	Loan	Interest	Principal	Interest	Principal	Interest
	Principal	Accrued	Repaid	Paid	March 31, 2010	March 31, 2010
Jerrold Burden	120,000	11,555	0	0	120,000	11,555
Ronald Teblum	25,000	1,958	0	0	25,000	1,958

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at September 30, 2009
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	200,000,000	12,325,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a) 20 to 33 1/3%,

b) 33 1/3 to 50%, or

c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering

Jerrold D. Burden	10,000,000	500,000	9,500,000	77.08%
Ron Teblum	2,000,000	100,000	1,900,000	15.42%
CLX & Associates	50,000	50,000	0	0%
Marie Buonocore	25,000	25,000	0	0%
Bay State Financial	100,000	100,000	0	0%

	12,175,000	775,000	11,400,000	92.5%

(1) The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after July 20, 2010 , were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 12,325,000 shares of common stock outstanding on July 20, 2010

CLX & Associates, Bay State Financial, Robert Weidenbaum, Marie Buonocore and Dina Buonocore have had no material business relationship with the Company or its predecessors in interest in the prior three (3) years. Robert Weidenbaum is the sole officer and director of CLX & Associates, and has sole voting and investment power over the shares. Dina Buonocore is the President of Bay State Financial, and has sole voting and investment power over the shares.

Mr. Burden and Mr. Teblum are the Chairman and CEO respectively. None of the selling shareholders are broker/dealers or an affiliate of a broker/dealer.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.20 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

  escribe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

  dentify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of My Catalogs Online, Inc. in the amount of $0.20 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Kimberly L. Graus, Esq.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (January 26, 2009) and ended September 30, 2009 have been audited by Kramer Weisman and Associates LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in My Catalogs Online, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may also obtain additional information regarding the company on our website, located at http://www.mycatalogsonline.com or http://www.catalogenterprises.com .

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

My Catalogs Online, Inc. and Subsidiary

Fort Lauderdale, FL

We have audited the accompanying consolidated balance sheet of My Catalogs Online, Inc. and Subsidiary as of September 30, 2009 and the related consolidated statement of operations, changes in stockholders' deficit and cash flows for the period from inception (January 26, 2009) to September 30, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of My Catalogs Online, Inc. and Subsidiary as of September 30, 2009, and the results of their operations and their cash flows for the period from inception (January 26, 2009) to September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has a loss from continuing operations of $198,785 and a net loss of $198,785 for the period from January 26, 2009 (date of inception) to September 30, 2009. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kramer Weisman and Associates, LLP

Davie, Florida

March 8, 2010

Consolidated Balance Sheet

My Catalogs Online, Inc. and Subsidiary
Consolidated Balance Sheet
September 30, 2009

Assets
Current Assets
Cash	$2,602
Employee advance	700
Total Current Assets	3,302

Domain Names	19,172
Total Assets	$22,474

Liabilities and Stockholders' Deficit
Current Liabilities
Accrued expenses	$81,259
Related party notes payable	108,000
Total Current Liabilities	189,259

Stockholders' Deficit
Common stock, $.001 par value; 200,000,000 shares authorized
12,150,000 shares issued and outstanding	12,150
Additional paid-in-capital	29,850
Stock subscription receivable	(10,000)
Accumulated deficit	(198,785)
Total Stockholders' Deficit	(166,785)

Total Liabilities and Stockholders' Deficit	$22,474

Condensed Profit & Loss

My Catalogs Online, Inc. and Subsidiary
Consolidated Statement of Operations
For the Period from Inception (January 26, 2009) to September 30, 2009

Revenues	$-

Operating expenses
Programming and development	76,741
Salaries	88,000
Advertising and promotion	1,907
Interest	5,259
Computer and internet	5,577
Office supplies and expense	5,993
Travel & entertainment	3,241
Professional fees	12,067
Total Operating Expenses	198,785

Net loss	$(198,785)

Weighted average of shares outstanding	10,165,625

Loss per share - basic and diluted	$(0.020)

Statement of Stockholder’s Equity

My Catalogs Online, Inc. and Subsidiary
Consolidated Statement of Changes in Stockholders' Deficit
For the Period from Inception (January 26, 2009) to September 30, 2009

			Additional	Stockholder
		Common	Paid-in	Subscription	Accumulated
	Shares	Stock	Capital	Receivable	Deficit	Total

Issuance of shares of common
stock for stock subscription
Receivable	10,000,000	$ 10,000	$ -	$ (10,000)	$ -	$ -

Common stock issued for cash	50,000	50	9,950	-	-	10,000

Common stock issued for services	2,100,000	2,100	19,900	-	-	22,000

Net loss	-	-	-	-	(198,785)	(198,785)

Balance at September 30, 2009	12,150,000	$ 12,150	$ 29,850	$ (10,000)	$ (198,785)	$ (166,785)

Statement of Cash Flows

My Catalogs Online, Inc. and Subsidiary
Consolidated Statement of Cash Flows
For the Period from Inception (January 26, 2009) to September 30, 2009

Cash flow from operating activities:
Net loss	$(198,785)
Adjustments to reconcile net loss to net cash from
operating activities:
Stock issued for services	22,000

Changes in operating assets and liabilities:
(Increase) in employee advances	(700)
Increase in accrued expenses	81,259
Net cash used in operating activities	(96,226)

Cash flows from investing activities:
Purchase of domain names	(19,172)
Net cash used in investing activities	(19,172)

Cash flows from financing activities:
Issuance of capital stock	10,000
Proceeds from notes payable	108,000
Net cash provided by financing activities	118,000

Net increase in cash	2,602

Cash at beginning of period	-

Cash at end of period	$2,602

Supplemental disclosure:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental disclosure of non-cash financing activity
Common stock issued for stock subscription receivable	$10,000

Note 1 - Summary of Business Operations and Significant Accounting Policies

Nature of Operations and Business Organization

My Catalogs Online, Inc. (the “Company”) was organized as My Catalogs On Line .com, Inc. in the state of Nevada on January 26, 2009. The parent company and its’ subsidiary have a fiscal year end of September 30, The Company holds the domain names to various catalog shopping web sites and provides a master web link to these sites. In April 2009, the Company changed its name to My Catalogs Online, Inc., however the Company maintains the web domain of MyCatalogsOnline.com and does business under that name.

The Company owns 100% of the outstanding common stock of Catalog Enterprises, Inc., which was formed in March 2009 for the purpose of acquiring and maintaining domain names for future use within the Company’s business model.

Principles of Consolidation

The accompanying consolidated audited financial statements include the accounts of the Company and its wholly-owned subsidiary, Catalog Enterprises, Inc. All material inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). All costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred. The Company capitalizes external website development costs (“website costs”), which primarily include third-party costs related to acquiring domains and developing applications, as well as costs incurred to develop or acquire and customize code for web applications, costs to develop HTML web pages or develop templates and costs to create initial graphics for the website that included the design or layout of each page. During the period ended September 30, 2009, website development costs capitalized consist of costs to obtain and register Internet domains which are capitalized under ASC Section 350-30-25.

The capitalized costs of the Company’s websites placed into service during the calendar year ended December 31, 2009 will be subject to straight-line amortization over a five year period.

Revenue Recognition

The Company's revenue recognition policies are in accordance with Accounting Standards Codification 605-10 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the contract price is fixed or determinable, and collectability is reasonably assured.

The Company’s proprietary traffic revenues are generated from the Company’s portfolio of owned Web sites which are monetized with pay-per-click and cost-per-action listings and graphical ad units that are relevant to the Web sites. When an online user navigates to one of the Company’s owned and operated Web sites and clicks on a particular listing or completes the specified action, the Company receives a fee.

The Company’s partner network revenues are primarily generated using third-party distribution networks to deliver the merchant advertisers’ listings. The distribution network includes search engines, shopping engines, directories, destination sites, third-party Internet domains or Web sites, and other targeted Web-based content. The Company generates revenue upon delivery of qualified and reported click-throughs to the Company’s merchant advertisers or to advertising services providers’ listings. The Company pays a revenue share to the distribution partners to access their online user traffic. Other revenues include the Company’s bid management services, natural search optimization services and outsourced search marketing platforms.

In certain cases, the Company records revenue based on available and reported preliminary information from third parties. Collection on the related receivables may vary from reported information based upon third party refinement of the estimated and reported amounts owing that occurs subsequent to period ends.

In providing pay-per-click advertising services, the Company generates revenue upon its delivery of qualified and reported click-through to its merchant advertisers or advertising service providers’ listings. These merchant advertisers and advertising service providers pay the Company a designated transaction fee for each click-through, which occurs when an online user clicks on any of their advertisement listings after it has been placed by the Company or by the Company’s distribution partners. Each click-through on an advertisement listing represents a completed transaction. The advertisement listings are displayed within the Company’s distribution network, which includes search engines, directories, destination sites, third-party Internet domains or Web sites, our portfolio of owned Web sites and other targeted Web-based content. The Company also generates revenue from cost-per-action services, which occurs when the online user is redirected from one of the Company’s Web sites or a third-party Web site in our distribution network to a merchant advertiser Web site and completes the specified action.

In providing contextual targeting services, merchant advertisers purchase keywords or keyword strings, based on an amount they choose for a targeted placement on vertically-focused Web sites or specific pages of a Web site that are specific to their products or services and their marketing objectives. The contextual results distributed by the Company’s services are prioritized for users by the amount the merchant advertiser is willing to pay each time a user clicks on the merchant’s advertisement and the relevance of the merchant’s advertisement, which is dictated by historical click-through rates. Merchant advertisers pay the Company when a click-through occurs on their advertisement.

In providing feed management services, merchant advertisers pay for their Web pages and product databases to be crawled, or searched, and included in search engine, directory and product shopping engine results within the Company’s distribution network. Generally, the feed management listings are presented in a different section of the Web page than the pay-per-click listings. For this service, revenue is generated when an online user clicks on a feed management listing from search engine, directory or product shopping engine results. Each click-through on an advertisement listing represents a completed transaction for which the merchant advertiser pays on a per-click basis. The placement of a feed management result is largely determined by its relevancy, as determined by the distribution partner.

Merchant advertisers pay the Company additional fees for services such as bid management and natural search engine optimization. Merchant advertisers generally pay on a click-through basis, although in certain cases the Company receives a fixed fee for delivery of these services. In some cases the Company also delivers banner campaigns for select merchant advertisers. The Company may also charge initial set-up, account, service or inclusion fees as part of the services. Revenue is recognized on a click-through basis or in the month the service is provided.

Banner advertising revenue may be based on a fixed fee per click and is generated and recognized on click-through activity. In other cases, banner payment terms are volume-based with revenue generated and recognized when impressions are delivered.

Impairment of Long-Lived Assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Earnings Per Share

The Company computes earnings per share in accordance with the provisions of Accounting Standards Codification 260-10 “Earnings Per Share”, which establishes standards for computing and presenting basic and diluted earnings per share. Basic earnings per share is computed by dividing net earnings available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings per share is computed assuming the exercise of stock options under the treasury stock method and the related income taxes effects, if not anti-dilutive. For loss periods, common share equivalents are excluded from the calculation, as their effect would be anti-dilutive.

Share Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In March 2005, the SEC issued SAB No. 107, Share-Based Payment ("SAB 107") which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

Note 2 – Related Party Transactions

The Company has notes payable to officers for $108,000. The notes bear interest at 12 % per year and are payable on demand. Interest expense accrued on these notes for the period January 26, 2009 (inception) through September 30, 2009 was $5,259.

An officer of the Company has agreed to defer salary of $8,000 per month effective in February 2009. Deferred salary of $64,000 representing eight months of salary is included in accrued expenses at September 30, 2009.

Another officer of the Company has agreed to defer salary of $2,000 per month effective in April 2009. Deferred salary of $12,000 representing six months of salary is included in accrued expenses at September 30, 2009.

Note 3 – Common Stock

Upon its inception, the Company issued 10,000,000 shares of common stock to a director and officer for a stock subscription receivable of $10,000.

In July 2009, the Company issued 50,000 shares of common stock at a price of $.20 per share.

In September 2009, the Company issued 2,000,000 shares of common stock to an officer of the Company as compensation as an incentive to defer his salary and not in lieu thereof . The total value of the shares issued was based on the value of the compensation deferred of $12,000.

In September of 2009, the Company also issued 100,000 shares of stock to consultants for services provided at $.10 per share. The total value issued was based on the value of the services provided.

Note 4 – Going Concern

For the period from January 26, 2009 (inception) to September 30, 2009, the Company has not generated any revenues and incurred expenses of approximately $198,785. As reflected in the financial statements, the Company incurred a loss from continuous operations and net loss of approximately $198,785. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company anticipates that it will have to rely on an infusion of equity capital and/or substantial credit facilities to meet its financial obligations. The Company is actively seeking financing through both of these means.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

Note 5 – Subsequent Events

In May 2009, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “ Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009. Accordingly, we adopted the provisions of FASB ASC Topic 855 on September 30, 2009. We evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, through March 8,2010, which represents the date these financial statements are available to be issued. With respect to this disclosure, we have not evaluated subsequent events occurring after March 8, 2010.

After the balance sheet date of September 30, 2009 and through March 8, 2010, the Company issued 175, 000 shares of common stock at $.10 per share for a total of $17,500.

My Catalogs Online, Inc. and Subsidiary Index to Unaudited Condensed Consolidated Financial Statements

Page
Financial Statements
Condensed Consolidated Balance Sheets – March 31, 2010 (unaudited) and September 30, 2009	F-13
Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2010 and the period from January 29, 2009 (Inception) through March 31, 2009 (unaudited)	F-14
Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2010 and the period from January 29, 2009 (Inception) through March 31, 2009 (unaudited)	F-15
Notes to Condensed Consolidated Financial Statements (unaudited)	F-16

MY CATALOGS ONLINE, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	March 31,	September 30,
	2010	2009
	(Unaudited)
ASSETS
Current Assets
Cash	$3,058	$2,602
Employee advance	-	700
Total current assets	3,058	3,302

Domain names, net	20,039	19,172

Total Assets	$23,097	$22,474

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accrued expenses	$20,213	$5,259
Accrued salary promissory notes	136,000	76,000
Convertible Note Payable	5,000	-
Notes Payable - related parties	145,000	108,000
Total current liabilities	306,213	189,259

Stockholders’ Deficit
Common stock, $0.001 par value; 200,000,000 shares authorized 12,325,000 and 12,150,000 issued and outstanding respectively	12,325	12,150
Additional paid-in capital	47,175	29,850
Stock Subscription receivable	-	(10,000
Accumulated Deficit	(342,616)	(198,785
Total stockholders’ deficit	(283,116)	(166,785

Total Liabilities and Stockholders’ Deficit	$23,097	$22,474

The accompanying unaudited notes are an integral part of these consolidated financial statements

MY CATALOGS ONLINE, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three	For the six	January 26, 2009 (Inception)
	months ended	months ended	through
	March 31, 2010	March 31, 2010	March 31, 2009

Revenues:
Affiliate Commissions	$74	$74	$-
Website Development services	6,426	18,086	-
Total Revenues	6,500	18,160	-

Operating Expenses:
Internet & Hosting services	15,147	15,199	-
Programming & development	27,981	43,161	12,565
Advertising & marketing	15,169	15,169	-
Office and administrative	5,341	8,148	4,009
Professional fees	3,055	5,345	195
Amortization	8	15	-
Salaries	30,000	60,000	16,000
Rent	1,500	6,500	-
Total Operating Expenses	98,201	153,537	32,769

Loss From Operations	(91,701)	(135,377)	(32,769)

Other Expense
Interest expense	4,896	8,454	622
Total Other Expense	4,896	8,454	622

Net loss	$(96,597)	$(143,831)	$(33,391)

Net loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.00)
Weighted average number of common shares - Basic and Diluted	12,325,000	12,295,442	10,000,000

The accompanying unaudited notes are an integral part of these consolidated financial statements

MY CATALOGS ONLINE, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

		January 26, 2009
	For the six	(Inception)
	months ended	through
	March 31, 2010	March 31, 2009
Cash flows used in Operating Activities:
Net loss	$(143,831)	$(33,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	15
Changes in operating assets and liabilities:
Decrease in employee advance	700
Increase in accrued salary promissory notes	60,000
Increase in accrued expenses	14,954	16,622
Net cash used in operating activities	(68,162)	(16,769)

Cash flows used in Investing Activities:
Purchase of domain names	(882)	(1,010)
Net cash used in investing activities	(882)	(1,010)

Cash flows provided by Financing Activities:
Proceeds from sale of common stock	17,500	-
Proceeds from stock subscription receivable	10,000	-
Proceeds from convertible note payable	5,000	-
Proceeds from notes payable -related parties	37,000	18,100
Net cash provided by financing activities	69,500	18,100

Increase in cash during the period	456	321

Cash, beginning of the period	2,602	-

Cash, end of the period	$3,058	$321

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying unaudited notes are an integral part of these consolidated financial statements

My Catalogs Online, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

March 31, 2010

(Unaudited)

Note 1 - Nature of Operations, Significant Accounting Policies and Basis of Presentation

Nature of Operations and Business Organization

My Catalogs Online, Inc. (the “Company” "we" "us" "our") was organized as Mycatalogsonline.com, Inc. in the state of Nevada on January 26, 2009. The Company holds the domain names to various catalog shopping web sites and provides a master web link to these sites. In April 2009, the Company changed its name to My Catalogs Online, Inc., however, the Company maintains the web domain of Mycatalogsonline.com and does business under that name.

The Company owns 100% of the outstanding common stock of Catalog Enterprises, Inc. which was formed in March 2009, for the purpose of acquiring and maintaining domain names for future use within the Company’s business model and for providing website development services for other companies.

Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly the results of operations and cash flows for the three and six months ended March 31, 2010, and the financial position as of March 31, 2010, have been made. The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim condensed consolidated financial statements. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Report on Form S-1 as amended. The September 30, 2009 balance sheet is derived from those financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Catalog Enterprises, Inc. All material inter-company transactions and accounts have been eliminated in consolidation.

Reclassifications

Certain amounts in the accompanying 2009 condensed consolidated financial statements have been reclassified to conform to the 2010 presentation.

Use of Estimates

Our unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our unaudited condensed consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our unaudited condensed consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. Significant estimates include the valuation of intangible assets and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at March 31, 2010.

My Catalogs Online, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

March 31, 2010

(Unaudited)

Fair Value Measurements

Upon inception, the Company adopted the provisions of ASC Topic 820 “Fair Value Measurements and Disclosures”. ASC Topic 820 defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. Excluded from the scope of ASC Topic 820 are certain leasing transactions accounted for under ASC Topic 840, “Leases.” The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of ASC Topic 820.

For certain of our financial instruments, including cash, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same .

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). All costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred. The Company capitalizes external website development costs (“website costs”), which primarily include third-party costs related to acquiring domains and developing applications, as well as costs incurred to develop or acquire and customize code for web applications, costs to develop HTML web pages or develop templates and costs to create initial graphics for the website that included the design or layout of each page. During the period ended March 31, 2010, website development costs capitalized consist of costs to obtain and register Internet domains which are capitalized under ASC Section 350-30-25. In addition, the company capitalized costs in the amount of $27,281 which were impaired during the six months ended March 31, 2010, and included in programming & development expense as there was no basis to support future positive cash flows.

The capitalized costs of the Company’s websites placed into service is subject to straight-line amortization over a five year period. Amortization expense for the six months ended March 31, 2010 was $15.

Revenue Recognition

In accordance with ASC 605-10, revenue is recognized when persuasive evidence of an arrangement exists, products are delivered to and accepted by the customer, economic risk of loss has passed to the customer, the price is fixed or determinable, collection is reasonably assured, and any future obligations of the Company are insignificant.

Revenue can be derived from five primary streams as follows: affiliate marketing commissions, website development services, advertising, infomediary data, and catalog conversion further defined below:

•

Affiliate Marketing Commissions : By bringing buyers and sellers together to facilitate transactions, affiliate partner commissions are paid by online merchants. When a customer clicks on an image of a product they wish to purchase, the order will be processed by the "affiliate” partner that then handles fulfillment of the customer‘s order. In other words, MyCatalogsOnline.com does not stock or ship any product that is purchased. The customers orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. This Model is currently in use by the Company. Revenue is recognized when the order is filled by the vendor.

•

Website Development Services: As the Company continues to develop its core business, the company leverages its expertise and team of design and development resources, to build and optimize websites for other Companies, generating additional revenues. This model is currently in use by the Company. Revenue is recognized when services are rendered.

•

Advertising : Charging companies to advertise their products to our site visitors, by means such as banner advertising, email campaigns and text message marketing. This Model is not currently being used by the Company at this time, but is under consideration and being marketed at this time. Revenue related to advertising sales will be recognized at the time the advertisement is displayed.

My Catalogs Online, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

March 31, 2010

(Unaudited)

•

Infomediary Data : Selling data collected from site users, including product preferences, to companies that wish to understand a market better. Data will be derived from TheBigBuzz.com social shopping site, and MyCatalog user shopping and browsing behavior. This Model is not currently being used by the Company at this time, but is under consideration. Revenue will be recognized upon the sale and delivery of the data.

•

Catalog Conversion: Through the Company’s Green initiative, the Company intends to utilize its custom conversion tool to assist its customers in the conversion from print to digital media for a fee. This Model is not currently being used by the Company at this time, but is under consideration. Revenue will be recognized when the services have been rendered.

Recently Issued Accounting Pronouncements

There have been no material changes or additions to the recently issued accounting pronouncements as previously reported in our Annual Report for the year ended September 30, 2009 which affect or may affect our interim condensed consolidated financial statements.

Going Concern

As reflected in the accompanying condensed consolidated financial statements for the six months ended March 31, 2010, the Company had a net loss of $143,831 and cash used in operations of $68,162. At March 31, 2010, the Company had a working capital deficit of $303,155, a stockholders' deficit of $283,116, and an accumulated deficit of $342,616. In addition, the Company has had minimal revenue generating activities in fiscal 2010. These matters raise substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to implement its business plan and continue as a going concern. Management plans to continue to pursue contracts to develop websites in efforts to generate additional revenue. In addition, the Company is actively seeking investor funding.

Note 2 – Convertible Note Payable

In December 2009, the Company issued a convertible note payable for $5,000 in exchange for cash The note is convertible into common stock at a conversion amount equal to the outstanding principal at the time of conversion. The Company evaluated ASC 815 and determined that the conversion features do not cause bifurcation and treatment of the embedded conversion option as a derivative liability because as of March 31, 2010, the Company was privately held and its stock was not publicly traded and no market existed. Therefore, the underlying conversion shares were not easily convertible to cash which is a criteria for derivative treatment. Furthermore, there was no beneficial conversion feature value at the note date as the value of the quantity of shares to be issued will always be equal to the debt value.

The note bears interest at 8% per year and is payable in December 2010. Interest expense accrued on the note for the six months ended March 31, 2010 was $200.

Note 3 – Notes Payable Related Party

The Company has notes payable to two officers aggregating $120,000 and $25,000 respectively. Both notes bear interest at 12% per year and are payable on demand. Interest expense accrued on these notes for the six months ended March 31, 2010 was $8,254.

Note 4 – Related Party Transactions

The Company has loans outstanding to its officers, see Note 3.

Two officers of the Company have agreed to defer their salaries until the Company generates sufficient revenues to be able to pay them. As a result, the Company executed deferral agreements in the form of non-interest bearing promissory notes totaling $10,000 per month. Accrued salaries at March 31, 2010 was $136,000, and the related expense for the six months then ended was $60,000. On April 1, 2010, both officers agreed to waive any further salary accrual until such time the Company is financially able.

The Company leases office space from a company which is affiliated with an officer of the company. The lease agreement provides for a monthly rental of $500, which is deferred and has not been paid. Accrued rent at March 31, 2010 was $6,500.

My Catalogs Online, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

March 31, 2010

(Unaudited)

Note 5 – Common Stock

In October of 2009, as a result of a subscription agreement entered into, the Company issued 100,000 shares of common stock at $0.10 per share for proceeds of $10,000.

In December of 2009, as a result of two subscription agreements entered into, the Company issued a total of 75,000 shares of common stock at $0.10 per share for total proceeds of $7,500.

Note 6 – Commitments and Contingencies

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of March 31, 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on our results of operations.

Note 7 – Concentrations

The Company is currently producing revenue primarily from one revenue stream, website development services. Further, one customer accounted for approximately 99% of the revenue for the three and six months ended March 31, 2010.

Note 8 - Subsequent Events

During May 2010, two officers advanced the Company $5,000 and $3,500 respectively.

In preparing these unaudited condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the issuance date.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$37
Legal Fees and Expenses*	5,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$15,237

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to December 31, 2009, we sold a total of 225,000 common shares to four accredited investors for a gross price of $27,500. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. As listed in the table below, Bay State Financial purchased 100,000 common shares for $10,000, Maria Buonocore purchased 25,000 common shares for $2,500, CLX & Associates purchased 50,000 common shares for $5,000, and Brandon Bridger purchased 50,000 common shares for $10,000.

Jerrold D. Burden was issued 10,000,000 common shares for a stock subscription receivable of $10,000, which has been paid in full, as founder’s stock at $0.001 par value.

Also listed in the table below, a total of 2,100,000 commons shares were issued for Executive incentive and/or compensation. Ron Teblum was issued 2,000,000 shares as an incentive for deferred salary, Dan O’Meara was issued 50,000 shares for services, and Christina Rosario was issued 50,000 shares for services. Services provided by all Executives include formation of the company, development of the business and operating model, market research, general day-to-day operations, investor relations, technology development and oversight.

Name	Date Sold or Granted	Common	Sale Price or	Reason for	Exemption
		Shares Issued	Services Value	Issuance	Claimed

Jerrold D. Burden	January 26, 2009	10,000,000	$10,000	Cash sale	Section 4(2)
Brandon Bridger	July 15, 2009	50,000	$10,000	Cash sale	Section 4(2)
Ronald Teblum	September 15, 2009	2,000,000	$12,000	Services	Section 4(2)
Dan O'Meara	September 15, 2009	50,000	$5,000	Services	Section 4(2)
Christina Rosario	September 15, 2009	50,000	$5,000	Services	Section 4(2)
Bay State Financial	October 2, 2009	100,000	$10,000	Cash sale	Section 4(2)
CLX & Associates, Inc.	December 10, 2009	50,000	$5,000	Cash sale	Section 4(2)
Maria Buonocore	December 10, 2009	25,000	$2,500	Cash sale	Section 4(2)
		12,325,000	$59,500

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of My Catalogs Online, Inc. dated January 6, 2009*
3.2	Bylaws dated Jan. 6, 2009*
5.1	Opinion of Kimberly L. Graus, Esq.
10.7	Subscription Agreement.*
10.8	Promissory Notes
14.1	My Catalogs Online, Inc. Code of Ethics.*
23.1	Consent of Kramer Weisman and Associates LLP.
23.2	Consent of Kimberly L. Graus, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)*

* Previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, FL on July 29, 2010.

My Catalogs Online, Inc.

By:/s/ Jerrold D. Burden

Jerrold D. Burden

Chairman of the Board, CFO

(Principal Financial and Principal

Accounting Officer), Secretary,

Treasurer and Director

By:/s/ Ronald Teblum

Ronald Teblum

CEO (Principal Executive Officer), President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on July 29, 2010.

My Catalogs Online, Inc.

By: /s/ Jerrold D. Burden

Jerrold D. Burden

Chairman of the Board, CFO

(Principal Financial and Principal

Accounting Officer), Secretary,

Treasurer and Director

By: /s/ Ronald Teblum

Ronald Teblum

CEO (Principal Executive Officer), President

II-4